Exhibit 4.21
AMENDMENT NO. 10 TO NOTE PURCHASE AGREEMENT
THIS AMENDMENT NO. 10 TO NOTE PURCHASE AGREEMENT, dated as of February 9, 2016, but effective as of the Effective Date (as defined in Section 2 hereof) (this “Amendment”), to the Note Purchase Agreement dated as of June 19, 2012, as amended by Amendment No. 1 thereto dated as of January 15, 2013, Amendment No. 2 thereto dated as of May 8, 2013, Amendment No. 3 thereto dated as of September 30, 2013, Amendment No. 4 thereto dated as of November 5, 2013, Amendment No. 5 thereto dated as of December 23, 2013, Amendment No. 6 thereto dated as of June 30, 2014, Amendment No. 7 thereto dated as of December 19, 2014, Amendment No. 8 thereto dated as of May 1, 2015, and Amendment No. 9 thereto dated as of December 28, 2015 (such note purchase agreement, as so amended, being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the Guarantors (solely with respect to Section 5(c) hereof) and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).
RECITALS:
A.    The Company and the Purchasers party thereto have previously entered into the Existing Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.
B.    The Guarantors entered into that certain Guaranty Agreement dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).
C.    The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.
D.    The Noteholders have agreed to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:
Section 1. AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Purchase Agreement as set forth below, effective as of the Effective Date:

(a)Amendment to Section 10.12(a) of the Existing Note Purchase Agreement. Section 10.12(a) of the Existing Note Purchase Agreement is hereby amended by (i) deleting in its entirety the text “(provided that for the fiscal year ending March 31, 2016, the Company shall be permitted to redeem common units of the Company for an aggregate amount not to exceed $45,000,000)” and (ii) adding the following text immediately after the text “this Section 10.12(a))”:

“; provided that, notwithstanding the foregoing, (A) during the Increased Permitted Redemption Period and to the extent that both (I) the TransMontaigne GP Disposition has been consummated in accordance with its terms and (II) the Company has obtained aggregate net cash proceeds of not less than $200,000,000 from any combination of unsecured Indebtedness permitted by Section 10.7(m) and the Company’s issuance of Equity Interests, in each case incurred or issued on or after the Amendment No. 10 Effective Date, the Company shall be permitted to redeem, purchase, retire or otherwise acquire common units of the Company in an aggregate amount not to exceed $75,000,000 (such amount not to be in addition to any other limit set forth in this Section 10.12(a)(i)), and (B) after the expiration of the Increased Permitted Redemption Period, (x) the limits set forth in this Section 10.12(a)(i) (without giving effect to this proviso) shall apply and all of the redemptions, repurchases, retirements or other acquisitions of Equity Interests that occurred during the Increased Permitted Redemption Period shall reduce the available amounts otherwise permitted under Section 10.12(a)(i) (for the avoidance of doubt, redemptions, repurchases, retirements and acquisitions of Equity Interests made during the Increased Permitted Redemption Period that were permitted by clause (A) of this proviso shall not be deemed a breach of the limits set forth in Section 10.12(a)(i) after the expiration of such Increased Permitted Redemption Period), and (y) if the Company redeems, repurchases, retires or otherwise acquires common units of the

Company in an aggregate amount in excess of $45,000,000 during the Increased Permitted Redemption Period, no Note Party shall be permitted to redeem, purchase, retire or otherwise acquire any Equity Interests of the Company prior to January 1, 2019 unless the Company has delivered a certificate of a Financial Officer of the Company pursuant to Section 7.2 of this Agreement evidencing that the Leverage Ratio of the Note Parties as of the last day of the most recently ended fiscal quarter ending after December 31, 2015 is not greater than 3.50 to 1.00,”
(b)    Amendments to Schedule B to the Existing Note Purchase Agreement. Schedule B to the Existing Note Purchase Agreement is hereby amended by adding the following definitions in appropriate alphabetical order to read in their entirety as follows:

“Amendment No. 10 Effective Date” means February 9, 2016.
“Increased Permitted Redemption Period” means the period from and including the Amendment No. 10 Effective Date to but excluding September 15, 2016.
“TransMontaigne GP Disposition” means the sale of all of the Equity Interests in TransMontaigne GP LLC, a Delaware limited liability company, by TransMontaigne Services LLC, a Delaware limited liability company, to Gulf TLP Holding, LLC, a Delaware limited liability company (or an Affiliate thereof), for aggregate gross cash consideration of approximately $350,000,000 on or before March 31, 2016, which such cash consideration shall be applied promptly upon receipt thereof as follows: (i) $250,000,000 of such cash consideration to prepay outstanding Acquisition Revolving Loans (as defined in the Credit Agreement) and (ii) the remainder of such cash consideration (net of costs, expenses, fees and other similar payments made in connection with such sale) to be applied to prepay outstanding Working Capital Revolving Loans (as defined in the Credit Agreement).
(c)    Amendment to Schedule B to the Existing Note Purchase Agreement. Schedule B to the Existing Note Purchase Agreement is hereby further amended by amending the definition of “Indebtedness” by (i) deleting the text “and” immediately prior to clause (k) and (ii) deleting the period at the end of such definition and inserting in lieu thereof the text “; and (l) all mandatory obligations of such Person to purchase, redeem, retire or defease any Equity Interests in such Person or any other Person prior to June 20, 2022, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.”

(d)    Amendments to Schedule 5.4 to the Existing Note Purchase Agreement. Schedule 5.4 to the Existing Note Purchase Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 5.4 attached hereto as Annex A.

Section 2.    EFFECTIVENESS OF AMENDMENTS. The amendments set forth in Section 1 of this Amendment shall become effective (the date of such effectiveness being referred to herein as the “Effective Date”) upon the satisfaction of each of the conditions provided immediately below in this Section 2 (with each of the documents referred to below being in form and substance satisfactory to the Required Holders and in full force and effect):

(a)Execution and Delivery of this Amendment. The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Company and the Guarantors, and by the Noteholders constituting the Required Holders.

(b)Representations and Warranties. Each of the representations and warranties of the Company made in this Amendment shall be true and correct on and as of the Effective Date.

(c)Amendment to Credit Agreement. The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement).

(d)Payment of Amendment Fee. The Company shall have paid a fee to each Noteholder equal to 0.10% multiplied by the aggregate outstanding principal amount of the Notes held by such Noteholder.

(e)Proceedings and Documents. All corporate and other proceedings pertaining directly to this Amendment and all documents and instruments directly incident to this Amendment shall be satisfactory to the Required Holders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

2

Section 3.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT. To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the contemporaneous amendments to the Credit Agreement, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited partnership action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same and (iii) except to the extent waived herein, certifies that no Default or Event of Default exists under any of the Note Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment.

Section 4.    EXPENSES. The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation. This Section 4 shall not be construed to limit the Company’s obligations under Section 15.1 of the Existing Note Purchase Agreement.

Section 5.    MISCELLANEOUS.

(a)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)    Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned to amend the Existing Note Purchase Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)    Note Document. This Amendment is a Note Document and all of the provisions of the Note Purchase Agreement which apply to Note Documents apply hereto. Except as expressly provided hereby, all of the terms and provisions of the Note Purchase Agreement and the other Note Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Note Purchase Agreement or any other Note Document or for any purpose, except as expressly set forth herein, or a consent to any further or future action on the part of any Note Party that would require the waiver or consent of the Noteholders.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

By: NGL Energy Holdings LLC,
its general partner

By: /s/ H. Michael Krimbill
Name: /s/ H. Michael Krimbill
Title: Chief Executive Officer

Signature Page to Amendment No. 10 to Note Purchase Agreement

The foregoing is hereby agreed to as of the date hereof:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Noteholder

By: /s/ Brian N. Thomas
Name: /s/ Brian N. Thomas
Title: Vice President

PRUCO LIFE INSURANCE COMPANY,
as a Noteholder

By: /s/ Brian N. Thomas
Name: /s/ Brian N. Thomas
Title: Assistant Vice President

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY, as a Noteholder

By:    PGIM, Inc.,
as investment manager

By: /s/ Brian N. Thomas
Name: /s/ Brian N. Thomas
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE
CAPTIVE COMPANY, as a Noteholder

By:    PGIM, Inc.,
as investment manager

By: /s/ Brian N. Thomas
Name: /s/ Brian N. Thomas
Title: Vice President

Signature Page to Amendment No. 10 to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY, as a Noteholder

By:    PGIM, Inc.,
as investment manager

By: /s/ Brian N. Thomas
Name: /s/ Brian N. Thomas
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY, as a Noteholder

By:    PGIM, Inc.,
as investment manager

By: /s/ Brian N. Thomas
Name: /s/ Brian N. Thomas
Title: Vice President

Signature Page to Amendment No. 10 to Note Purchase Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)
AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to
SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
COMMERCE AND INDUSTRY INSURANCE COMPANY
NEW HAMPSHIRE INSURANCE COMPANY
AIG PROPERTY CASUALTY COMPANY (f/k/a CHARTIS PROPERTY CASUALTY COMPANY)

By:    AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

By: /s/ Curtis F. Sullivan
Name:    Curtis F. Sullivan
Title:    Vice President

Signature Page to Amendment No. 10 to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
AMERICA, as a Noteholder

By: /s/ Andrew M. Leicester
Name:    Andrew M. Leicester
Title:    Senior Director

Signature Page to Amendment No. 10 to Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA,
as a Noteholder

By: /s/ Keith Cressman
Name:    Keith Cressman
Title:    Senior Managing Director
Private Fixed Income

By: /s/ Jeffery Mayer
Name:    Jeffery Mayer
Title:    Managing Director, Private Securitization Finance
Private Fixed Income

Signature Page to Amendment No. 10 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned solely with respect to Section 5(c) hereof:

GUARANTORS:

ANDREWS OIL BUYERS, INC.
ANTICLINE DISPOSAL, LLC
BLUE GRAMA LAND CORPORATION
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
GRAND MESA PIPELINE, LLC
HICKSGAS, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA ENERGY, LP (BY High Sierra Energy GP, LLC, its general partner)
HIGH SIERRA ENERGY MARKETING, LLC
HIGH SIERRA ENERGY OPERATING, LLC
NGL CRUDE CANADA HOLDINGS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE PIPELINES, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL-MA, LLC
NGL-MA REAL ESTATE, LLC
NGL MARINE, LLC
NGL MILAN INVESTMENTS, LLC
NGL-NE REAL ESTATE, LLC
NGL PROPANE, LLC
NGL SHIPPING AND TRADING, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER SOLUTIONS BAKKEN, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS MID-CONTINENT, LLC
OSTERMAN PROPANE, LLC
TRANSMONTAIGNE LLC
TRANSMONTAIGNE PRODUCT SERVICES LLC
TRANSMONTAIGNE SERVICES LLC
SAWTOOTH NGL CAVERNS, LLC
NGL SUPPLY TERMINAL SOLUTIONS
MINING, LLC

By: /s/ H. Michael Krimbill
Name: /s/ H. Michael Krimbill
Title: Chief Executive Officer

Signature Page to Amendment No. 10 to Note Purchase Agreement

ANNEX A
SCHEDULE 5.4
SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY EQUITY INTEREST

Part (a)(i) and (a)(ii).1

Corporate Name	Jurisdiction of Organization	Organizational ID Numbers
NGL Energy Partners LP†	Delaware	4864184
TransMontaigne LLC†	Delaware	2247557
NGL Energy Finance Corp.*	Delaware	5408790
NGL Energy Operating LLC†	Delaware	4864186
NGL Energy Equipment LLC*	Colorado	20151651011
Atlantic Propane LLC*	Oklahoma	3512344730
High Sierra Energy GP, LLC*	Colorado	20041398052
High Sierra Energy Shared Services, LLC*	Colorado	20071516948
NGL Crude Logistics, LLC†	Delaware	2577845
NGL Propane, LLC†	Delaware	4883225
NGL Liquids, LLC†	Delaware	4883449
NGL Water Solutions, LLC†	Colorado	20061397887
High Sierra Energy, LP†	Delaware	3882384
High Sierra Energy Operating, LLC†	Colorado	20041399037
High Sierra Energy Marketing, LLC†	Colorado	20051254557
NGL Solids Solutions, LLC*	Colorado	20141596966
TransMontaigne Product Services LLC†	Delaware	2956958
TransMontaigne Services LLC†	Delaware	4456325
TransMontaigne Partners LP2	Delaware	3898774
NGL Crude Transportation, LLC†	Colorado	20141192981
NGL Crude Cushing, LLC†	Oklahoma	3512295163
E Energy Adams, LLC[3]	Nebraska	10070006
High Sierra Crude Oil & Marketing, LLC†	Colorado	20061507661
NGL Crude Pipelines, LLC†	Oklahoma	3512273166
NGL Energy Logistics, LLC†	Delaware	5351758
NGL Energy Holdings II, LLC†	Delaware	4823380
NGL Shipping and Trading, LLC†	Delaware	3463063

1 Each entity denoted by a † is a Note Party as of the Amendment No. 10 Effective Date. Each entity denoted by an * has been designated by the Note Parties to be an Immaterial Subsidiary as of the Amendment No. 10 Effective Date.
2 Specifically carved out of the “Subsidiary” definition, but included here for completeness.
3 Does not meet the definition of “Subsidiary”, but included here for completeness.

5.4-1

Corporate Name	Jurisdiction of Organization	Organizational ID Numbers
NGL Milan Investments, LLC†	Colorado	20,141,558,772
NGL Crude Terminals, LLC†	Delaware	4,900,064
NGL Marine, LLC†	Texas	800,583,414
NGL Crude Canada Holdings, LLC†	Colorado	20,131,042,653
Glass Mountain Pipeline, LLC[4]	Delaware	5,137,966
Grand Mesa Pipeline, LLC†	Delaware	5,566,971
NGL Crude Canada ULC	Alberta, Canada	2,017,241,023
Blue Grama Land Corporation†	Colorado	20,141,693,614
Osterman Propane, LLC†	Delaware	5,039,933
Hicksgas, LLC†	Delaware	4,878,365
NGL-NE Real Estate, LLC†	Delaware	5,098,953
NGL-MA Real Estate, LLC†	Delaware	5,098,942
NGL-MA, LLC†	Delaware	5,098,945
Victory Propane, LLC[5]	Oklahoma	3,512,492,428
Centennial Energy, LLC†	Colorado	19,951,007,685
NGL Gateway Terminals, Inc.*	Canada	6,132,171
NGL Supply Terminal Company, LLC†	Delaware	4,883,227
NGL Supply Wholesale, LLC†	Delaware	4,883,230
Centennial Gas Liquids, ULC†	Alberta, Canada	2,012,308,413
Sawtooth NGL Caverns, LLC†	Delaware	5,037,140
NGL Supply Terminal Solution Mining, LLC†	Utah	8615504-0160
NGL Water Solutions Bakken, LLC†	Colorado	20,141,630,310
NGL Water Solutions Mid-Continent, LLC†	Colorado	20,141,598,926
Anticline Disposal, LLC†	Wyoming	2001-000419488
NGL Water Solutions DJ, LLC†	Colorado	201,111,160,724
NGL Water Solutions Eagle Ford, LLC†	Delaware	5,212,015
NGL Water Solutions Permian, LLC†	Colorado	20,131,347,695
Grassland Water Solutions LLC[6]	Delaware	5,396,940
High Sierra Water Services Midcontinent, LLC*	Oklahoma	3,512,151,390
Indigo Injection #3-1, LLC*	Delaware	5,214,855
Choya Operating, LLC*	Texas	801,760,203
Andrews Oil Buyers, Inc.†	Texas	115,251,800
NGL Hutch, LLC*	Delaware	5,187,973

4 Does not meet the definition of “Subsidiary”, but included here for completeness.
5 Does not meet the definition of “Subsidiary”, but included here for completeness.
6 Does not meet the definition of “Subsidiary”, but included here for completeness.

5.4-2

Note Party	Ownership Interest	Number of Shares Held	% of total Shares
NGL Energy Holdings LLC	NGL Energy Partners LP†	N/A	0.1% GP Interest 99.9% LP Interest
NGL Energy Partners LP	TransMontaigne LLC†	N/A	100%
NGL Energy Partners LP	NGL Energy Finance Corp.*	N/A	100%
NGL Energy Partners LP	NGL Energy Operating LLC†	N/A	100%
NGL Energy Partners LP	NGL Energy Equipment LLC*	N/A	100%
NGL Energy Partners LP	Atlantic Propane LLC*	N/A	60%
NGL Energy Partners, LP	High Sierra Energy GP, LLC*	N/A	100%
High Sierra Energy GP, LLC	High Sierra Shared Services, LLC*	N/A	98%
High Sierra Energy, LP	High Sierra Shared Services, LLC*	N/A	2%
NGL Energy Partners LP	TransMontaigne Partners LP7	450,000 LP Units	2.7350%
NGL Energy Operating LLC	NGL Crude Logistics, LLC†	N/A	100%
NGL Energy Operating LLC	NGL Propane, LLC†	N/A	100%
NGL Energy Operating LLC	NGL Liquids, LLC†	N/A	100%
NGL Energy Operating LLC	NGL Water Solutions, LLC†	N/A	100%
NGL Energy Partners, LP	High Sierra Energy, LP†	N/A	98%
High Sierra Energy GP, LLC	High Sierra Energy, LP†	N/A	2%
High Sierra Energy, LP	High Sierra Energy Operating, LLC†	N/A	100%
High Sierra Energy Operating, LLC	High Sierra Energy Marketing, LLC†	N/A	100%
TransMontaigne LLC	TransMontaigne Product Services LLC†	N/A	100%
TransMontaigne Product Services LLC	TransMontaigne Services LLC†	N/A	100%
TransMontaigne Services LLC	TransMontaigne Partners LP8	2,716,704 LP Units	16.5384% LP Interest
NGL Crude Logistics, LLC	NGL Crude Transportation, LLC†	N/A	100%
NGL Crude Logistics, LLC	NGL Crude Cushing, LLC†	N/A	100%

7 Specifically carved out of the “Subsidiary” definition, but included here for completeness.
8 Specifically carved out of the “Subsidiary” definition, but included here for completeness.

Note Party	Ownership Interest	Number of Shares Held	% of total Shares
NGL Crude Logistics, LLC	E Energy Adams, LLC[9]	N/A	17.9%
NGL Crude Logistics, LLC	High Sierra Crude Oil & Marketing, LLC†	N/A	100%
NGL Crude Logistics, LLC	NGL Crude Pipelines, LLC†	N/A	100%
NGL Crude Logistics, LLC	NGL Energy Logistics, LLC†	N/A	100%
NGL Crude Logistics, LLC	NGL Energy Holdings II, LLC†	N/A	100%
NGL Crude Logistics, LLC	NGL Shipping and Trading, LLC†	N/A	100%
NGL Crude Transportation, LLC	NGL Milan Investments, LLC†	N/A	100%
NGL Crude Transportation, LLC	NGL Crude Terminals, LLC†	N/A	100%
NGL Crude Transportation, LLC	NGL Marine, LLC†	N/A	100%
NGL Crude Terminals, LLC	Grand Mesa Pipeline, LLC†	N/A	100%
Grand Mesa Pipeline, LLC	Blue Grama Land Corporation†	N/A	100%
High Sierra Crude Oil & Marketing, LLC	NGL Crude Canada Holdings, LLC†	N/A	100%
NGL Crude Canada Holdings, LLC	NGL Crude Canada ULC	N/A	100%
NGL Energy Holdings II, LLC	Glass Mountain Pipeline, LLC[10]	N/A	50%
NGL Propane, LLC	Osterman Propane, LLC†	N/A	100%
NGL Propane, LLC	Hicksgas, LLC†	N/A	100%
NGL Propane, LLC	NGL-NE Real Estate, LLC†	N/A	100%
NGL Propane, LLC	NGL-MA Real Estate, LLC†	N/A	100%
NGL Propane, LLC	NGL-MA, LLC†	N/A	100%
Osterman Propane, LLC	Victory Propane, LLC[11]	N/A	50%
NGL Liquids, LLC	Centennial Energy, LLC†	N/A	100%
NGL Liquids, LLC	NGL Gateway Terminals, Inc.*	N/A	100%
NGL Liquids, LLC	NGL Supply Terminal Company, LLC†	N/A	100%
NGL Liquids, LLC	NGL Supply Wholesale, LLC†	N/A	100%
Centennial Energy, LLC	Centennial Gas Liquids, ULC†	N/A	100%
NGL Supply Terminal Company, LLC	Sawtooth NGL Caverns, LLC†	N/A	100%
NGL Supply Terminal Company, LLC	NGL Hutch, LLC*	N/A	100%
Sawtooth NGL Caverns, LLC	NGL Supply Terminal Solution Mining, LLC†	N/A	100%
NGL Water Solutions, LLC	NGL Solids Solutions, LLC*	N/A	50%
NGL Water Solutions, LLC	NGL Water Solutions Bakken, LLC†	N/A	100%
NGL Water Solutions, LLC	NGL Water Solutions Mid-Continent, LLC†	N/A	100%
NGL Water Solutions, LLC	Anticline Disposal, LLC†	N/A	100%
NGL Water Solutions, LLC	NGL Water Solutions DJ, LLC†	N/A	100%
NGL Water Solutions, LLC	NGL Water Solutions Eagle Ford, LLC†	N/A	100%
NGL Water Solutions, LLC	NGL Water Solutions Permian, LLC†	N/A	100%

9 Does not meet the definition of “Subsidiary”, but included here for completeness.
10 Does not meet the definition of “Subsidiary”, but included here for completeness.
11 Does not meet the definition of “Subsidiary”, but included here for completeness.

Note Party	Ownership Interest	Number of Shares Held	% of total Shares
NGL Water Solutions DJ, LLC	Grassland Water Solutions LLC[12]	N/A	27.78%
NGL Water Solutions, LLC	High Sierra Water Services Midcontinent, LLC*	N/A	100%
NGL Water Solutions Eagle Ford, LLC	Indigo Injection #3-1, LLC*	N/A	75%
NGL Water Solutions Eagle Ford, LLC	Choya Operating, LLC*	N/A	75%
High Sierra Crude Oil & Marketing, LLC	Andrews Oil Buyers, Inc.†	200	100%

Part (a)(iii).

Directors of NGL Energy Holdings LLC, the General Partner of NGL Energy Partners LP

•	H. Michael Krimbill

•	Stephen L. Cropper

•	James C. Kneale

•	Shawn W. Coady

•	Vincent J. Osterman

•	John Raymond

•	Bryan K. Guderian

•	Patrick Wade

•	James J. Burke

•	James M. Collingsworth

Senior Officers of NGL Energy Holdings LLC, the General Partner of NGL Energy Partners LP

•	H. Michael Krimbill Chief Executive Officer and Interim Chief Financial Officer

•	Larry Thuillier Chief Accounting Officer, SVP Accounting

•	James J. Burke President

•	Vincent J. Osterman President, Eastern Retail Operations

•	Shawn W. Coady President, Retail Division

•	Jack Eberhart EVP, NGL Liquids

•	Don Robinson EVP, NGL Crude Logistics

•	Brian Cannon VP, Marketing

•	Christian Dobrauc SVP, Mergers & Acquisitions

•	Greg Blais SVP, Business Development

•	James F. Winter VP, NGL Water Solutions

•	Doug White SVP, NGL Water Solutions

•	Aaron Reece SVP, NGL Liquids

•	Jay Furman SVP, NGL Liquids

•	Todd Tanory SVP, NGL Asset Management

•	Grant Vangilder SVP, Bio Diesel

•	Don Jensen SVP, NGL Refined Products

•	Ben Borgen SVP, NGL Ethanol

•	Todd M. Coady SVP Administration

•	Sharra Straight SVP Accounting and Corporate Controller

•	Kurston P. McMurray Secretary & VP Legal

12 Does not meet the definition of “Subsidiary”, but included here for completeness.